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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Registration Statement of Onconova Therapeutics, Inc. on Form S-1 to be filed on or about June 14, 2013 of our report dated May 2, 2013, on our audit of the financial statements as of December 31, 2011 and for year ended December 31, 2011. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

/s/ EISNERAMPER LLP

Edison, NJ
June 14, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM